UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2010

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite 670, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

 This current report on Form 8-K/A amends the current report on Form 8-K filed by SafeStitch Medical, Inc. (the “Company”) on September 13, 2010 (the “Original 8-K”), in connection with the Company’s issuance of an aggregate of 5.1 million shares of its common stock upon conversion of 4.0 million shares of Series A Cumulative Convertible Preferred Stock. Item 3.02 of the Original 8-K incorrectly reported that 356,629 Consideration Shares (as defined herein) will be issued to each of Hsu Gamma Investment, L.P. and Frost Gamma Investments Trust. The correct number of Consideration Shares issued to each of these investors is 76,261. Item 3.02 is hereby amended in its entirety to read as follows:

ITEM 3.02 Unregistered Sales of Equity Securities

Effective September 10, 2010 (the “Conversion Date”), the holders of the SafeStitch Medical, Inc. (the “Company”) 10.0% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”), elected to convert an aggregate of 4.0 million shares of the Series A Preferred pursuant to the terms of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 10.0% Series A Cumulative Convertible Preferred Stock, and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”). Following conversion of the Series A Preferred, the Company will have no issued and outstanding shares of any class of preferred stock.

On the Conversion Date, for each converted share of Series A Preferred, the holder thereof became entitled to receive one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), plus all accrued and unpaid dividends (“Unpaid Dividends”) thereon through the Conversion Date, which Unpaid Dividends will be paid in shares of Common Stock in accordance with the Certificate of Designation. An aggregate of 365,575 shares of Common Stock will be issued as a result of the Unpaid Dividends (the “Dividend Shares”), of which 29,709 Dividend Shares will be issued to each of Hsu Gamma Investment, L.P., an entity of which Dr. Jane Hsiao, the Company’s Chairman of the Board is general partner, and Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, who is the largest beneficial owner of the Company’s outstanding Common Stock, and 6,638 Dividend Shares will be issued to Jeffrey G. Spragens, the Company’s Chief Executive Officer, President and a director.

To encourage the holders of Series A Preferred to voluntarily convert their respective shares of Series A Preferred, the Company offered to each holder who converted his or her shares of Series A Preferred on or prior to the Conversion Date the number of shares of Common Stock (the “Consideration Shares”) equal to the difference between (a) the number of shares of Common Stock issuable pursuant to a holder-initiated conversion of Series A Preferred on March 31, 2012 and (b) the number of shares of Common Stock issuable pursuant to a holder-initiated conversion of Series A Preferred on September 10, 2010, each as calculated in accordance with the Certificate of Designation. Each of the holders of the Company’s 4.0 million aggregate issued and outstanding shares of Series A Preferred voluntarily elected to convert all of such holder’s shares of Series A Preferred, and an aggregate of 697,462 Consideration Shares will be issued, of which 76,261 Consideration Shares will be issued to each of Hsu Gamma Investment, L.P. and Frost Gamma Investments Trust, and 17,042 will be issued to Jeffrey G. Spragens.

The Company has offered and will issue the Consideration Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Each holder of the Series A Preferred has previously represented to the Company that such person is an “accredited investor” as defined in Rule 501(a) under the Act and that such holder’s shares of Series A Preferred were acquired for investment purposes. The Consideration Shares will not be registered under the Act and will be “restricted securities” as that term is defined by Rule 144 under the Act and no registration rights have been granted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

November 2, 2010	By:	/s/ Adam S. Jackson

Name: Adam S. Jackson
Title: Chief Financial Officer